                                                                   Exhibit 10.19



                   CAMPBELL LICENSE AGREEMENT - HUMAN MARKET

         This License Agreement (the "Agreement") is entered into and made effective this 1st day of April, 1997, (the "EFFECTIVE DATE") between Becton, Dickinson and Company, a New Jersey corporation, whose principal place of business is at 1 Becton Drive, Franklin Lakes, New Jersey, 07417 (hereinafter referred to as "BECTON") and Quidel Corporation, a Delaware corporation, whose principal place of business is at 10165 McKeller Court, San Diego, California 92121 (hereinafter referred to as "QUIDEL").

         WHEREAS, BECTON and QUIDEL are presently engaged in litigation involving BECTON patents in Becton Dickinson and Co. v. Quidel Corporation, No. 97-167 (U.S. Dist. Ct., D. Del.,); and

         WHEREAS, the parties wish amicably to settle their differences and terminate such litigation under the terms hereinafter set forth.

         For and in consideration of the mutual promises and covenants set forth below, BECTON and QUIDEL agree as follows:

         1.0     DEFINITIONS.

         1.1 "AFFILIATE" shall mean any corporation or other business entity controlled by, controlling or under common control with the recited entity. For this purpose "control" shall mean direct or indirect beneficial ownership of at least fifty-one percent (51%) of the voting stock of, or at least a fifty-one percent (51%) interest in the income of such corporation or other business entity.

         1.2 "LICENSED PATENT(S)" shall mean United States Letters Patent No. 4,703,017 and any continuation, division, re-examination, or reissue thereof, and the foreign counterpart patents and patent applications claiming priority thereto and any patents issuing therefrom, as set forth in Appendix A.

         1.3 "PRODUCT(S)" shall mean the QUIDEL PRODUCT(S) listed in Appendix B or any product, device, instrument, kit or component thereof, the making, using, importing, offering for sale or selling of which would, in the absence of the license granted hereunder, infringe, contribute to the infringement of, or induce the infringement of any claim of a LICENSED PATENT, except for any products, devices, instruments, kits or components thereof which were previously covered by the license agreement between QUIDEL and BECTON executed on October 10, 1991, on which royalties are payable to BECTON thereunder. For purposes of this Agreement, the term "PRODUCT(S)" includes, without limitation, products listed in Appendix B.

         1.4     (a)      "NET SALES" shall mean the sum of all amounts
invoiced on account of sale of PRODUCTS by QUIDEL to non-affiliated third party purchasers of PRODUCTS, less (i) returns, allowances, rebates, and cash discounts to purchasers allowed and taken, (ii) amounts for transportation or shipping charges to purchasers shown on the invoice, and (iii) taxes and duties levied on the sale of PRODUCTS actually paid.

                 (b) In the instance where a PRODUCT is sold by QUIDEL to a purchaser with which the seller does not deal at arms length, the NET SALES for the purposes of determining the royalties shall be the highest current NET SALES for the same or similar items sold at arms length under similar market conditions.

                 (c) In the instance where a PRODUCT is not sold, but is OTHERWISE DISPOSED OF (as defined in Paragraph 1.5 below), the NET SALES for the purposes of determining the royalties shall be the highest current NET SALES at which PRODUCTS of the same or similar kind and quality, and in substantially similar quantities, are sold or offered for sale.

         1.5     "OTHERWISE DISPOSED OF" shall mean and include:

                 (i) the delivery of any amount of PRODUCT, other than nominal quantities of free samples or free replacements, by QUIDEL to others in any transaction other than a sale, regardless of the basis of consideration, if any; or

                 (ii) the placing into use of any PRODUCT by QUIDEL for any purpose, other than its internal routine testing, provided that the scrapping or destruction (except if consideration is received therefor) of any PRODUCT shall not fall

                                                                   Exhibit 10.19



within the definition of "OTHERWISE DISPOSED OF" and no value in respect thereof shall be included in calculating NET SALES. A PRODUCT shall be considered OTHERWISE DISPOSED OF when used or shipped by, or on behalf of, QUIDEL.

         1.6 "QUARTER" shall mean any period of three consecutive calendar months beginning January 1, April 1, July 1, and October 1, occurring during the term of this Agreement.

         2.0     LICENSE GRANT.

         2.1 Subject to the terms and conditions herein, BECTON hereby grants to QUIDEL, who accepts the same, a non-exclusive, non- transferable (except to an AFFILIATE) right and license under the LICENSED PATENTS, without the right to sublicense, to make, have made for its own use and sale, use, offer for sale, and import PRODUCT and to practice the methods claimed in the LICENSED PATENTS in connection with such PRODUCT, and to extend to its customers purchasing PRODUCT the right to use and sell the PRODUCT purchased and to practice the methods claimed in the LICENSED PATENTS in connection with such PRODUCT, all of the foregoing limited expressly to the field of all human in vitro manually formatted immunodiagnostic assays.

         2.2 In the event that QUIDEL sells PRODUCT(S) to a third party that has a non-exclusive, non-transferable right and license under the LICENSED PATENT(S), the license granted to QUIDEL herein shall not extend to such sales, provided however, QUIDEL shall be permitted to make PRODUCTS for any third party licensee having the right and license under the LICENSED PATENT(S) to have such PRODUCTS made for it, and to sell those PRODUCTS to such licensee without any obligation to pay royalties to BECTON thereon since the third party (without waiving any right of BECTON to collect royalties from QUIDEL in the event the third party licensee fails to account for and pay royalties to BECTON on its sales of such PRODUCTS) licensee has the obligation, under its license with BECTON, to pay royalties on the sales of PRODUCTS made for it. BECTON agrees to provide QUIDEL with the names of such third party licensees which have the right and license to have PRODUCTS made for it.

         2.3 BECTON further hereby releases QUIDEL from any liability for infringement of the LICENSED PATENTS arising from the sale of PRODUCTS by QUIDEL which occurred prior to the EFFECTIVE DATE.

         3.0     TERM.

         3.1 This Agreement shall become effective as of the EFFECTIVE DATE hereof and shall continue in effect until the last to expire of the LICENSED PATENTS.

         4.0     PAYMENT.

         4.1 In consideration for the license granted hereunder, QUIDEL shall pay to BECTON the following:

                 (a) Within ten (10) days after the signing of this Agreement, a non-refundable license fee of two million dollars ($2,000,000), which fee shall not be a credit against any royalty obligations under paragraph 4.1(b); and

                 (b) On or subsequent to the EFFECTIVE DATE, a royalty at the rate of five and one-quarter percent (5 -1/4%) of the NET SALES of all PRODUCTS sold or OTHERWISE DISPOSED OF.

         4.2 QUIDEL's obligation to pay royalties under paragraph 4.1 on PRODUCT shall terminate, on a country by country basis, upon expiration of the last of the LICENSED PATENTS in the country of sale or manufacture, as applicable. Further, this obligation shall cease in the event that a court of competent jurisdiction in the country in question renders a final decision from which no appeal is or can be taken, that the LICENSED PATENTS are invalid and/or unenforceable. If in such decision one or more claims of the LICENSED PATENTS are not declared invalid or unenforceable, the obligation of QUIDEL to pay with respect to PRODUCTS covered by the remaining claims shall not be affected.

         4.3 For all sales and royalty-bearing transfers and uses occurring on or subsequent to the EFFECTIVE DATE, QUIDEL shall provide written reports to BECTON within sixty (60) days after the end of each QUARTER, stating in each report the analyte name and the NET SALES of each PRODUCT sold or OTHERWISE DISPOSED OF during such QUARTER and upon which royalties are payable as provided in this Paragraph.

                                                                   Exhibit 10.19



         4.4 For all sales and other dispositions of PRODUCTS occurring on or subsequent to the EFFECTIVE DATE that QUIDEL makes to a third party licensee of BECTON, QUIDEL shall provide separate written reports to BECTON within sixty
(60) days after the end of each QUARTER, stating in each report the analyte name, the identity of the third party licensee(s) and the NET SALES of each PRODUCT sold or OTHERWISE DISPOSED OF during such QUARTER and upon which royalties are not payable as provided in this Paragraph, consistent with the provisions of Paragraph 2.2, above.

         4.5     (a)      Concurrently with the making of each report QUIDEL
shall pay to BECTON all royalties due in the amount specified in Paragraph 4.1 on the NET SALES of all PRODUCTS included in the report.

                 (b) Any late payment shall bear interest at the rate of one percent (1%) per month.

         4.6 All payments shall be made hereunder in United States Dollars; provided, however, that if the proceeds of the sales upon which such royalty payments are based are received by QUIDEL in a foreign currency or other form that is not convertible or exportable in Dollars, and QUIDEL does not have ongoing business operations or bank accounts in the country in which the currency is not convertible or exportable, QUIDEL shall pay such royalties in the currency of the country in which such sales were made by depositing such royalties in BECTON's name in a bank designated by BECTON in such country. Royalties in Dollars shall be computed by converting the royalty in the currency of the country in which the sales were made at the exchange rate for Dollars prevailing at the close of the last business day of the QUARTER for which royalties are being calculated as published the following day in the Wall Street Journal (or a comparable publication agreed upon from time to time by the parties), and with respect to those countries for which rates are not published, the exchange rate fixed for such date by the appropriate United States governmental agency.

         4.7 In the event that any taxes, withholding or otherwise, are levied by any taxing authority in connection with accrual or payment of any royalties payable to BECTON under this agreement, QUIDEL shall have the right to pay such taxes to the local tax authorities on behalf of BECTON and the payment to BECTON of the net amount due, after reduction by the amount of such taxes, shall fully satisfy QUIDEL's royalty obligations under this Agreement, so long as appropriate documentation of such tax payment is provided to BECTON.

         4.8 All payments made hereunder shall be made to BECTON at the address set forth in Article 7 of this Agreement or at such changed address as BECTON shall specify by written notice.

         4.9 QUIDEL shall keep detailed records of all PRODUCT sold or OTHERWISE DISPOSED OF to permit verification of the reports and payments made to BECTON. At BECTON's expense and request and upon reasonable notice, QUIDEL shall permit such records to be examined by independent public accountants designated by BECTON and reasonably acceptable to QUIDEL. Such examination shall take place not more than once each year.

         4.10 In the event that an examination by BECTON of QUIDEL's records and books of account reveals an underpayment to BECTON, QUIDEL shall immediately pay BECTON the deficiency, plus interest at a rate of one percent (1%) per month from the date the underpayment occurred. In the event that such underpayment amounts to ten percent (10%) or more of the total amount payable for the period examined, QUIDEL shall also reimburse BECTON for all out-of-pocket expense of the examination.

         4.11 Within ninety (90) days after the release by QUIDEL of any human in vitro manually formatted immunodiagnostic products for sale, QUIDEL will notify BECTON in writing of the same. Such product shall be included in Appendix B unless QUIDEL specifically provides information indicating that such product is not a PRODUCT hereunder.

         5.0     TRANSFERABILITY OF RIGHTS AND OBLIGATIONS.

         5.1 This Agreement and the license granted under it may not be assigned or sold by QUIDEL without the express written consent of BECTON, except to an AFFILIATE or to an entity acquiring substantially all of QUIDEL's business relating to in vitro immunodiagnostic assay technology. If QUIDEL is permitted to assign this Agreement, the assignee shall first agree, in writing, to assume all obligations of QUIDEL created by this Agreement.

         5.2 BECTON may freely assign this Agreement in whole or in part and any or all of the LICENSED PATENTS.

                                                                   Exhibit 10.19



         5.3 This Agreement, and each and every one of the terms and conditions thereof, shall inure to the benefit of and be binding upon the permitted successors and assignees of both parties.

         6.0     ACKNOWLEDGMENT OF VALIDITY AND ENFORCEABILITY.

         6.1 QUIDEL acknowledges the validity and enforceability of United States Patent No. 4,703,017 and agrees that it will not challenge directly or indirectly, or assist others in any way in challenging, the validity or enforceability of this patent, in any court or in the U.S. Patent and Trademark Office or any other Patent Office. If QUIDEL breaches this Article, BECTON will be entitled, to the extent permitted by law, to specific performance of QUIDEL's obligations as set forth in this paragraph and BECTON shall be entitled to terminate this Agreement forthwith notwithstanding any provisions to the contrary set forth in Paragraph 8.1.

         7.0     NOTICE.

         7.1 Any notice, payment, report, or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be mailed by certified mail or delivery by hand or overnight courier to the party to whom such correspondence is required or permitted to be given hereunder If mailed, any such notice shall be deemed to have been given when received by the party to whom such correspondence is given, as evidenced by written and dated receipt of the receiving party.

         7.2 Alternatively, correspondence provided for in this Agreement shall be deemed sufficiently given by the party sending the correspondence when sent by facsimile to the party to whom the correspondence is addressed. A confirmation copy of the correspondence will be sent by Certified or Registered Mail. The date of the facsimile transmission will constitute the date of receipt of the correspondence.


                 All correspondence to QUIDEL shall be addressed as follows:

                          Quidel Corporation
                          10165 McKeller Court
                          San Diego, California  92121
                          Attention:  Steven Frankel, President and CEO

                 All correspondence to BECTON, except for royalty payments, shall be addressed as follows:

                          Becton, Dickinson and Company
                          1 Becton Drive
                          Franklin Lakes, New Jersey 07417
                          Attention: Chief Patent and Licensing Counsel

                 All royalty payments to BECTON shall be addressed as follows:

                          Becton Dickinson Microbiology Systems
                          7 Loveton Circle
                          Sparks, Maryland  21152-0999
                          Attention:  Manager, Financial Reporting

Either party may change the address to which correspondence to it is to be addressed by notification as provided for herein.

         8.0     TERMINATION.

         8.1 BECTON shall have the right to terminate this Agreement if QUIDEL commits a material breach of an obligation under this Agreement, including the failure to make timely royalty payments hereunder, and continues in default for more than thirty (30) days after receiving written notice from BECTON of such default, such termination to be effective immediately upon further written notice to QUIDEL after such thirty (30) day period.

                                                                   Exhibit 10.19



         8.2 In the event that QUIDEL shall be adjudicated bankrupt, go into liquidation, receivership or trusteeship, make a composition with its creditors or enter into any similar proceeding of the same nature, then BECTON shall have the right without liability therefor to terminate this Agreement forthwith by notice in writing to QUIDEL.

         9.0     GOVERNING LAW.

         9.1 This Agreement shall be governed by, interpreted in accordance with and enforced under the laws of the State of Delaware, U.S.A. (regardless of its or any other jurisdiction's choice of law principles), or, as necessary, the laws of the United States of America. The Federal District Court of the District of Delaware shall have exclusive jurisdiction in all matters arising under this Agreement, and the parties hereto expressly consent and submit to such jurisdiction.

         10.0    REPRESENTATIONS, WARRANTIES AND LIMITATIONS.

         10.1    Nothing in this Agreement shall be construed as:

                 (a) A warranty or representation by BECTON as to the validity or enforceability of any LICENSED PATENTS; or

                 (b) A warranty or representation by BECTON that anything made, used, sold or OTHERWISE DISPOSED OF under the license granted in this Agreement, is or will be free from infringement of patents or other rights of third parties; or

                 (c) A requirement that BECTON shall file any patent application or secure any patent; or

                 (d) An obligation of either party to bring or prosecute actions or suits against third parties for infringement of any patents; or

                 (e) Conferring a right to use in advertising, publicity, or the like any name, tradename, or trademark of QUIDEL or BECTON; or

                 (f) Granting by implication, estoppel or otherwise any licenses or rights under any letters patents and applications for letters patents other than under the LICENSED PATENTS; or

                 (g) An obligation by BECTON to furnish know-how or any other technical information not disclosed in the LICENSED PATENTS.

         10.2 BECTON represents to QUIDEL that BECTON is the owner of the LICENSED PATENTS and has the right to grant the license hereunder.


         10.3 Each party represents and warrants that it has full authority to enter into and become bound by the terms and conditions of this Agreement and that its execution of this Agreement will not violate, contravene or be in conflict with any law, rule, by-law, article of incorporation, order, regulation or other agreement.

         11.0    DISCLAIMER AND HOLD HARMLESS PROVISION.

         11.1 It is understood and agreed by and between the parties hereto that nothing contained in this Agreement shall constitute or be construed to constitute any undertaking, representation, suggestion, inducement, warranty, assurance or guarantee whatsoever by either party in connection with PRODUCTS or any component, product, material, service, process or apparatus with respect to safety, quality, yield, production, cost, profit, saleability, licensability, demand, utility, performance, availability of raw materials, accident or injury to person or property.

         11.2 QUIDEL expressly indemnifies and holds BECTON, its affiliates, its successors, and assigns and its officers, directors and employees harmless from and against any and all claims, liabilities, damages, costs, expenses, and/or actions of any kind whatsoever which arise from or are connected with the manufacture, use, lease, sale, or other disposition of PRODUCTS under the LICENSED PATENTS.

                                                                   Exhibit 10.19



         11.3 Neither of the parties hereto shall be liable in damages or have the right to cancel for any delay or default in performing hereunder (other than delay or default in the payment of money) if such delay or default is caused by conditions beyond its control, including but not limited to Acts of God, governmental restrictions, continuing domestic or international problems such as war or insurrections, strikes, fires, flood, work stoppages, embargoes and/or other casualty or cause; provided, however, that any party hereto shall have the right to terminate this Agreement upon thirty (30) days prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the above-mentioned causes and such inability continues for a period of six (6) months.

         12.0    CAPTIONS.

         12.1 The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

         13.0    SEVERABILITY.

         13.1 Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

         14.0    WAIVER.

         14.1 No failure or delay on the part of a party in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be deemed a waiver of any other right hereunder.

         15.0    MOST FAVORED LICENSEE.

         15.1 In the event that after the EFFECTIVE DATE of this Agreement BECTON enters into a license agreement with a third party, in which such third party is licensed to make, use and sell any PRODUCTS at a royalty rate which is different from the royalty rate set forth in this Agreement, BECTON shall within thirty (30) days after the signing of such license agreement, disclose to QUIDEL the royalty rate in the third party agreement. BECTON will provide such information to QUIDEL's attorneys who will maintain the information in confidence and may disclose it to others within QUIDEL only on a confidential, need-to-know basis.

         15.2 Concurrent with the above report, BECTON will extend to QUIDEL the option of substituting the royalty rate in the third party agreement for the royalty rate in this Agreement, subject to the following provision:

         (a) The different royalty rate shall become effective as of the date of its written acceptance by QUIDEL and shall apply only to sales occurring thereafter. In no event shall QUIDEL be entitled to a refund or credit of any monies paid or payable to BECTON prior to the acceptance of the different royalty rate.

         15.3 In the event that QUIDEL does not accept the different royalty rate relative to Paragraph 15.2 within thirty (30) days after QUIDEL receives notice from BECTON, QUIDEL's option to substitute the different royalty rate shall be deemed forever waived.

         16.0    SURVIVAL.

         16.1 The provisions of Paragraphs 9, 10 and 11 shall survive the termination or expiration of this Agreement and shall remain in full force and effect. Furthermore, termination or expiration shall not affect, inter alia;

                 (a) QUIDEL's obligation to supply reports as specified in Paragraph 4.0 of this Agreement;

                 (b) BECTON's right to receive or recover and QUIDEL's obligation to pay royalties accrued or accruable for payment at the time of any termination;

                                                                   Exhibit 10.19



                 (c) QUIDEL's obligation to maintain records and BECTON's right to conduct a final examination of QUIDEL's books and records in accordance with Paragraph 4.8 of this Agreement; and

                 (d) Licenses and releases running in favor of customers or transferees of either party in respect to PRODUCT sold or OTHERWISE DISPOSED OF prior to termination of this Agreement.

         16.2 The provisions of this Agreement which do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting, the rights and obligations of the parties hereto with regard to any dispute, controversy or claim which may arise under, out of, in connection with, or relating to this Agreement.

         17.0    ENTIRE AGREEMENT.

         17.1 This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and the license granted hereunder, and supersedes and terminates all prior agreements respecting the same subject matter hereof, whether written or oral, and may be amended only by an instrument in writing executed by both parties hereto, provided however, the previous agreement between the parties, dated October 10, 1991, and directed to related subject matter, shall remain in full force and effect and shall be unaffected by this Agreement.

         18.0    DISPUTE RESOLUTION.

         18.1 The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle such dispute. Any party may give the other party(ies)written notice of any dispute hereunder not resolved in the normal course of business. Within twenty (20) days following delivery of such notice, executives of both parties shall discuss by telephone or meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve such dispute. If the matter has not been resolved within sixty (60) days following the disputing party's notice, or if the parties fail to discuss or meet within twenty (20) days, either party may initiate mediation of the controversy or claim under the then-current Center for Public Resources Procedure for Mediation of Business Disputes in New York. No party shall institute any court proceedings until the expiration of one hundred and twenty (120) days from the initiation of negotiations. At the conclusion of this period, absent any resolution of the dispute or further agreement between the parties to extend this period, either party may file suit for the subject matter of the dispute only.

         18.2 If a negotiator intends to be accompanied at a telephone conference or a meeting by an attorney, the other negotiator shall be given at least three (3) business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any state rules of evidence.

         19.0    CONFIDENTIALITY.

         19.1 This Agreement, its terms, and any information provided by a party hereto pursuant to this Agreement, shall be kept in strictest confidence by all parties hereto, except that the parties may disclose the terms of the Agreement as required by law, as required by Most Favored Nations notification provisions for other licensees of the LICENSED PATENTS, and as required by the parties' respective accountants, auditors, attorneys, officers, and employees with a need to know, as well as to prospective purchasers of the business relating to PRODUCTS provided that any such parties to whom disclosure is permitted have agreed to keep such terms confidential. Except as provided above, no party hereto shall provide this Agreement or any of its terms to any person or entity not a party hereto. Notwithstanding any of the above, the parties hereto may disclose publicly that BECTON has granted and QUIDEL has accepted a non-exclusive right and license under the LICENSED PATENTS, in accordance with Article 21.0 below.

         19.2 Notwithstanding Paragraph 19.1, if either of the parties hereto is requested or required (by deposition questions, interrogatories, requests for information or documents as required by or in any legal proceedings, subpoenas, civil investigative demands, or any other similar compulsory processes) to disclose any of the terms of this Agreement, each party so required shall provide the other party with prompt written notice of any such request or requirement so that such other party may seek a protective order or other appropriate remedy or waive compliance with the provisions of
Article 19.0 of this Agreement.

         19.3 Notwithstanding the foregoing, neither of the parties shall be prohibited from disclosing the terms of this Agreement in a Quarterly Report on Form 10-Q or Annual Report on Form 10-K, if, upon the advise of legal counsel, such

                                                                   Exhibit 10.19



disclosure is required by the rules and regulations of the Securities and Exchange Commissions, including but not limited to Regulations S-K and S-X.

         20.0    DISMISSAL OF THE LITIGATION.

         20.1 Simultaneous with the execution of this License Agreement, the parties hereto shall execute the Settlement Agreement attached hereto as Appendix C. The parties hereto also agree to direct their respective counsel to effectuate the dismissal of the litigation pursuant to the Settlement Agreement.

         21.0    PRESS RELEASE AND PUBLIC ANNOUNCEMENTS.

         21.1 Any press release or other public announcement of this agreement or the settlement of the litigation shall be sent to the other party for review at least two (2) business days prior to the proposed release or announcement date by the party desiring to make the same. No press release or other announcement unacceptable to either party shall be made. Apart from any such agreed upon release or announcement, both parties shall keep confidential the existence of their agreement and its terms except to the extent that is required by law or regulation, in which event the parties shall consult on the same basis as for a press release or public announcement, to permit the non-disclosing party to obtain a protective order or other process to limit such required disclosure. QUIDEL may inform its customers, agents, distributors or AFFILIATES of this Agreement, subject to such customers, agents, distributors, or AFFILIATES keeping such information confidential on the same terms as apply to QUIDEL hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized to be effective as of the EFFECTIVE DATE.



BECTON, DICKINSON AND COMPANY              QUIDEL CORPORATION

By:      /S/   LARRY E. WARFEL             By      /S/   STEVEN T. FRANKEL
   --------------------------------          ---------------------------------

Date:    June 13, 1997                     Date:   June 13, 1997
     ------------------------------             ------------------------------

                                                                   Exhibit 10.19



                                   APPENDIX A

         U.S. Pat. No. 4,703,017 - issued October 27, 1987

         Foreign counterparts:

         Country                   Pat./Appln. No.           Issue/Filing Date
         -------                   ---------------           -----------------
         South Africa                   84/9397                 July 31, 1985

                                                                   Exhibit 10.19



                                   APPENDIX B

                                    PRODUCTS



Conceive 1-Step Pregnancy

QuickVue One Step hCG-Urine

QuickVue One Step hCG-Combo

Q Test Pregnancy

QuickVue Chlamydia

QuickVue In-Line One-Step Strep A

QuickVue Flex Strep A





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
                                                                   Exhibit 10.19



                                   APPENDIX C



                                 [To Be Added]





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